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                                                                    EXHIBIT 99.2

                              [infoUSA LETTERHEAD]




TO infoUSA INVESTORS AND ANALYSTS:

The following "Consolidated Statement of Operations" contains supplementary information. It clarifies the previous consolidated statement of operations, which was included in the company's First Quarter 2001 press release, dated April 16, 2001. The following statement provides additional detail on the company's goodwill amortization and basic earnings per share. This information is being provided for clarification purposes only - none of the reported numbers have been changed or restated.



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                              INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                              FOR THE QUARTERS ENDED
                                                                             ------------------------
                                                                              MARCH 31,     MARCH 31,
                                                                                2000          2001
                                                                             ----------    ----------
                                                                                   (UNAUDITED)
Net sales                                                                    $   81,521    $   73,853
Costs and expenses:
  Database and production costs                                                  25,683        21,387
  Selling, general and administrative                                            37,244        27,261
  Depreciation and amortization of software development costs                     4,199         4,949
  Amortization of goodwill                                                        7,959         7,784
  Non-cash stock compensation expense                                             1,222            77
  Restructuring costs                                                                --           876
  Acquisition costs                                                               1,380            --
                                                                             ----------    ----------
                                                                                 77,687        62,334
                                                                             ----------    ----------
Operating income including goodwill amortization                                  3,834        11,519
Operating income excluding goodwill amortization                                 11,793        19,303
Other income (expense):
  Investment income                                                                 204           245
  Gain on sale of subsidiary stock                                                2,429            --
  Minority interest in subsidiary                                                   274           (60)
  Interest expense                                                               (6,784)       (6,914)
                                                                             ----------    ----------
Income (loss) from continuing operations before income taxes, extraordinary item and cumulative effect of change in
   accounting principle                                                             (43)        4,790
Income taxes                                                                        247         2,936
                                                                             ----------    ----------
Income (loss) from continuing operations
   before extraordinary item and cumulative effect
   of change in accounting principle                                               (290)        1,854
Discontinued operations, net of tax                                              (1,004)           --
Cumulative effect of accounting change, net of tax                              (10,266)           --
                                                                             ----------    ----------
Net income (loss)                                                            $  (11,560)   $    1,854
                                                                             ==========    ==========

BASIC & DILUTED EARNINGS PER SHARE:

  Income (loss) from continuing operations                                   $    (0.01)   $     0.04
  Discontinued operations and cumulative effect
    of change in accounting principle                                             (0.22)           --
                                                                             ----------    ----------
  Earnings (loss) per share                                                  $    (0.23)   $     0.04
                                                                             ==========    ==========

  Basic weighted average shares outstanding                                      49,610        50,609
                                                                             ==========    ==========

  Diluted weighted average shares outstanding                                    49,610        50,609
                                                                             ==========    ==========

  Cash basis earnings per share, fully diluted                               $    (0.07)   $     0.19
                                                                             ==========    ==========
  EBITDA, as adjusted                                                        $   18,594    $   25,205
                                                                             ==========    ==========
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